UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
      Pursuant to Section 13 OR 15(d)of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 8, 2004


                           IMMTECH INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                      8733                    39-1523370
(State or Other Jurisdiction   (Commission File Number)       (I.R.S. Employer
       of Incorporation)                                     Identification No.)

 150 Fairway Drive, Suite 150, Vernon Hills, Illinois               60061
       (Address of Principal Executive Offices)                   (Zip Code)

      Registrant's telephone number, including area code:  (847) 573-0033

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
------------------------------------------------------

Lease Extension
---------------

            On October 8, Immtech International, Inc. ("Immtech") entered into First Amendment to Lease (the "Amendment") with Arthur J. Rogers & Co., as managing Agent for Rogers Executive Parke II, which amends the Office Lease, dated August 26, 1999, by and between Immtech and Arthur J. Rogers & Co. for the premises located at 150 Fairway Drive, Suites 148 & 150, Vernon Hills, Illinois 60061, as amended (the "Lease"). Pursuant to the Amendment, among other things, the term of the Lease is extended for 5 years, from March 15, 2005 to March 14, 2010, at the monthly installment of $8,170.83 from March 15, 2005 to March 14, 2008, and $8,612.50 from March 15, 2008 to March 14, 2010 plus Immtech's proportionate share (8.87%) of expenses attributable to real estate taxes and proportionate share (6.51%) of expenses attributable to common areas.

            The foregoing description is subject to, and qualified in its entirety by, the Amendment filed as Exhibit 10.1 to this report.

Item 7      Financial Statements and Exhibits.
---------------------------------------------

            (c) The following exhibits are filed with this report:


 Exhibit Number                            Description
----------------  --------------------------------------------------------------
      10.1 Form of First Amendment to Lease dated as of October 8, 2004, by and between Immtech and Arthur J. Rogers & Co.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   IMMTECH INTERNATIONAL, INC.


                                   By: /s/ T. Stephen Thompson
                                      ------------------------------------------
                                   Name:   T. Stephen Thompson
                                   Title:  Chief Executive Officer and President

Dated:  October 8, 2004